 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2015

Novamex Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54035	20-4952339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1610 Woodstead Court, Suite 330, The Woodlands, Texas	77380
(Address of principal executive office)	(Zip Code)

(844) 266-8263

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Novamex Energy Inc. is filing this Amendment to its Current Report on Form 8-K (the "Amendment"), to amend and restate the Current Report on Form 8-K that was originally filed with the Securities and Exchange Commission on June 2, 2015 (the "Original Current Report"). The Company is filing the Amendment to provide the financial information required pursuant to Items 301, 303, and 305 of Regulation S-K and the financial statements and related data that were not included in the Original Current Report. Also, the Amendment amends and restates certain other information that was provided in the Original Current Report.

The Amendment continues to speak as of the date of the Original Current Report, and the Company has not updated the disclosures contained therein to reflect any events that occurred at a date subsequent to the filing of the Original Current Report, with the exception of the information contained in Item 8.01 herein concerning the amendment to the employment agreements of certain named employees.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this Amendment are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements include, among other things, any projections of earnings, revenue, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning resource development opportunities; any potential joint ventures or strategic partnerships; any statements regarding future economic conditions or performance; any statements regarding future capital-raising activities; any statements of belief; and any statements of assumptions underlying any of the foregoing. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goals," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "seeks," "should," "targets," "will," or similar terms or variations of these terms.

Actual results may differ materially from those set forth in forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with these statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements or otherwise affect our future results of operations and financial condition include, among others, the following:

•	prices for oil and natural gas, including changes in prices resulting from the inability of the Organization of Petroleum Export Countries ("OPEC") to support prices, changes in the levels of oil and natural gas production in the United States, and political conditions in oil-producing countries;
•	weakness in oil and natural gas prices (or perceived future weakness by our customers) could result in a reduction in the utilization of our equipment and reduced demand and lower rates for our services;
•	factors affecting our ability to access the capital markets, including general capital market conditions, our capitalization structure, and market perceptions of the oil and gas industry or us;
•	inflation rates;
•	the inability of management to effectively implement our strategies and business plans;
•	fluctuations in the price of oil and natural gas, including reductions in prices that would adversely affect our revenue, cash flow, and access to capital;
•	other market forces negatively affecting our revenues, ability to borrow or raise capital, or enter into joint venture arrangements;
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•	our ability to successfully identify and consummate acquisition transactions;
•	deterioration in general or regional economic conditions;
•	the strength and financial resources of our competitors;
•	the occurrence of natural disasters, unforeseen weather conditions, or other events or circumstances that could impact our operations or could impact the operations of companies or contractors we depend upon in our operations;
•	technical risks inherent in drilling in existing or emerging unconventional shale plays using horizontal drilling and completion techniques;
•	delays, denials, or other problems relating to our receipt of operational consents and approvals from governmental entities and other parties;
•	advances in technology that result in competitive disadvantages and create the potential for impairment of existing assets;
•	the direct or indirect effect on our business resulting from terrorist incidents and the threat of terrorist incidents, including cyber intrusion;
•	operating hazards, environmental liabilities, and uninsured risks;
•	loss of senior management or key technical personnel;
•	inability to attract and hire key management and technical personnel;
•	adverse state or federal legislation or regulation that increases the costs of compliance, including those related to hydraulic fracturing;
•	the effect of accounting pronouncements issued periodically by standard setting bodies;
•	changes in the legal, regulatory, and legislative environments in the markets in which we operate; and
•	other factors discussed elsewhere in this Annual Report and that may be disclosed from time to time in our United States Securities and Exchange Commission filings or in other publicly disseminated written documents.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. All forward-looking statements speak only as of the date of this report and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Unless the context otherwise requires, references in this Amendment to "we," "us," "Novamex," "the Registrant," or "the Company" refer to Novamex Energy Inc., a Nevada corporation.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Reference is made to the disclosure set forth under Item 2.01 of this Amendment, which disclosure is incorporated herein by reference.

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SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 20, 2015 (the "Closing Date"), Novamex Energy Inc., a Nevada corporation, entered into and consummated a merger transaction pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among Novamex, Novamex Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), Rio Bravo Oilfield Services, Inc., a Texas corporation ("Rio Bravo"), and Gordon Payne, Jackson Payne, and Coleman Payne, the shareholders of Rio Bravo (the "Rio Bravo Shareholders"). In accordance with the terms of Merger Agreement, on the Closing Date, Merger Sub merged with and into Rio Bravo (the "Merger"), with Rio Bravo surviving the Merger as our wholly-owned subsidiary.

Prior to the Merger, Novamex Energy Inc. was a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. The Merger resulted in a “reverse merger” rather than a business combination. Accordingly, Rio Bravo is deemed to be the accounting acquirer. Therefore, future period consolidated financial statements of Novamex, for results of operations and assets and liabilities for periods after May 20, 2015, will represent the historical assets and liabilities and results of operations of Rio Bravo and its wholly owned subsidiary, without recording any step-up in assets, goodwill, or other intangible assets, consolidated with the assets and liabilities of Novamex Energy Inc., measured at fair value on May 20, 2015. Reporting of historical consolidated financial statements of Novamex, for comparison presentation of periods prior to the May 20, 2015 Merger, will represent the historical assets and liabilities and results of operations of only Rio Bravo and its wholly owned subsidiary, without consolidating any historical results of operations or assets and liabilities of Novamex Energy Inc., which were previously reported under its shell company status.

Rio Bravo is a premier manufacturer of drill site tanks and utility buildings that specializes in custom-built carbon steel products such as water tanks, mud tanks, mud systems, fuel tanks, dog houses, change houses, SCR houses, generator houses, and tanks on wheels for the oil and gas industry. Our acquisition of Rio Bravo is part of the Company's business strategy to secure a sustainable competitive position as a diversified oilfield services company by delivering products and services that facilitate our customers' extraction and recovery objectives while upholding our strong ethical and business standards, and maintaining the highest standards of health, safety, and environmental performance. Our objective is to continue to search for opportunities to acquire oilfield services companies through purchase or merger.

The Merger Agreement includes customary representations, warranties, and covenants made by the Company, Merger Sub, Rio Bravo, and the Rio Bravo Shareholders as of specific dates. Those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about the Company, Merger Sub, Rio Bravo, and the Rio Bravo Shareholders. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date, (b) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (c) may have been used for purposes of allocating risk among the Company, Merger Sub, Rio Bravo, and the Rio Bravo Shareholders, rather than establishing matters as facts, and/or (d) may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding us and our business that has been, is, or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that we file with the Securities and Exchange Commission ("SEC").

Prior to the Merger, we were a public reporting "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder ("Exchange Act"). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act for the Registrant's common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger.

The following description of the terms and conditions of the Merger Agreement and the transactions contemplated thereunder that are material to the Registrant does not purport to be complete. A copy of the Merger Agreement is filed as Exhibit 2.1 to the original Current Report and is incorporated by reference into this Item 2.01.

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As a result of the Merger, our primary operations consist of what was previously the business and operations of Rio Bravo. Therefore, we include information about the business, financial condition, and management of Rio Bravo prior to the Closing Date in this Amendment, as such information is relevant to our current and future business and operations.

The audited combined financial statements of Rio Bravo as of December 31, 2014 and 2013 are set forth in Exhibit 99.1 of this Amendment, and the combined unaudited financial statements of Rio Bravo for the interim period ended March 31, 2015 are set forth in Exhibit 99.2 of this Amendment. The unaudited pro forma financial statements are set forth in Exhibit 99.3 of this Amendment.

As set forth in the Merger Agreement, upon the closing of the Merger, all of the issued and outstanding capital stock of Rio Bravo was cancelled and the holders thereof became entitled to receive an aggregate of 10,500,000 shares of Series A Preferred Stock of the Company. In addition, certificates representing 2,000,000 shares of such 10,500,000 shares of the Series A Preferred Stock were delivered to the escrow agent pursuant to an escrow agreement to cover certain indemnifications obligations of the Rio Bravo Shareholders. The escrow agreement is set forth as Exhibit 10.1 to the Original Current Report. The terms of the Series A Preferred Stock and the number of shares of the Series A Preferred Stock to be delivered in the Merger, including the portion thereof placed in escrow, were negotiated and agreed to by the Company and Rio Bravo prior to entering into the Merger Agreement. Immediately prior to the Merger, the Company had no shares of Series A Preferred Stock issued and outstanding.

Change in Management

Pursuant to the Merger Agreement, Novamex, the shareholders of the Company’s Series A Preferred Stock, and the majority shareholder of the Company’s Common Stock, Excellere Capital Group LLC, entered into a Voting Agreement, which is attached as Exhibit 10.2 to the Original Current Report. Pursuant to the Voting Agreement, Jackson Payne and Jose Luis Robles have been elected to the Board of Directors of Novamex, with Stephen Bargo remaining as the Chairman of the Board.

The following persons are the Registrant’s executive officers and directors subsequent to the Closing of the Merger:

Name	Age	Position
Stephen Bargo	61	Chairman
Jackson Payne	37	President, Chief Executive Officer, Chief Financial Officer (interim), Treasurer (interim), and Director
Jose Luis Robles	53	Director

In addition, Coleman Payne was appointed Secretary of the Company, with Kenneth Witt appointed as Assistant Secretary.

Jose Louis Robles is now a member of the board of directors of the Company and also is an employee of Excellere Capital Group LLC, which was the majority shareholder of Novamex prior to the Merger, and continues to be the majority shareholder of Novamex post-Merger. Stephen Bargo is the Chairman and owner of Excellere Capital Group LLC. Prior to the Merger, Gordon Payne and his son, Jackson Payne, were members of the board of directors of Rio Bravo, and Gordon Payne, Jackson Payne, and Coleman Payne (the son of Gordon Payne and brother of Jackson Payne) owned all of the capital stock of Rio Bravo.

The Merger was determined to be the appropriate transaction for the Company at this time due to management's belief that market conditions in the oilfield services sector were favorable. The Company did not engage any third party promoters to facilitate or participate in the Merger transaction.

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FORM 10 DISCLOSURE

DESCRIPTION OF THE BUSINESS

Novamex Energy Inc. is a publicly-held Nevada corporation that is listed on the OTCQB® under the ticker symbol "NGLE". The Company was incorporated under the laws of the State of Nevada on May 19, 2006. On June 12, 2014, the Company filed an amendment to its Articles of Incorporation to change its name from Nogal Energy, Inc. to Novamex Energy Inc. The name change became effective on December 22, 2014, when the Financial Industry Regulatory Authority ("FINRA") completed processing the name change. On December 23, 2014, our Common Stock began trading under the new name – Novamex Energy Inc.

We issued 15,000,000 shares of Common Stock to Excellere Capital Group LLC in August of 2013 in consideration of a $600,000 investment. Since that time, Excellere Capital Group LLC has been a controlling stockholder with ownership of 89.1% of the Company's outstanding Common Stock.

On May 20, 2015, Novamex entered into and consummated a Merger pursuant to the Merger Agreement by and among Novamex, Merger Sub, Rio Bravo, and the Rio Bravo Shareholders. In accordance with the terms of Merger Agreement, on the Closing Date, Merger Sub merged with and into Rio Bravo, with Rio Bravo surviving the Merger as our wholly-owned subsidiary.

Rio Bravo is a Texas corporation that was incorporated on August 4, 2005, as Vehicle Tracking Systems, Inc. The company was originally formed to sell GPS tracking systems to trucking companies. The name of the company was changed to Rio Bravo Oilfield Services, Inc. on March 10, 2010, at which time Rio Bravo became a manufacturer of drill site tanks and utility buildings, specializing in custom-built carbon steel products such as water tanks, mud tanks, mud systems, fuel tanks, dog houses, change houses, SCR houses, generator houses, and tanks on wheels.

Rio Bravo is the parent of a wholly-owned subsidiary named Rio Bravo Tank De Mexico, S.A. de C.V. ("Rio Bravo Tank"), which is located in Saltillo, Coahuila, Mexico. Rio Bravo Tank is the manufacturer of Rio Bravo’s products. Rio Bravo and Rio Bravo Tank are referred to collectively as “Rio Bravo”.

Business Strategy

The Company's business strategy is to secure a sustainable competitive position as a diversified oilfield services company by delivering products and services that facilitate our customers' extraction and recovery objectives while upholding our strong ethical and business standards, and maintaining the highest standards of health, safety, and environmental performance. Our objective is to successfully manage and operate our manufacturing operation while we continue to search for opportunities to acquire additional oilfield services companies through purchase or merger. Although our manufacturing operation was profitable in the fiscal year 2014, our ability to consummate acquisition transactions will likely be contingent on our ability to obtain financing given that we have limited capital resources.

Industry and Competition

The oil and gas industry is affected by many factors that are generally beyond our ability to control, including government regulations, particularly in the areas of taxation, energy, climate change, and the environment; the level of oil production by non-OPEC countries; and the available excess production capacity within OPEC. In addition, during fiscal 2015, we expect to face customer challenges as a result of depressed oil and gas prices.

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The markets in which we intend to operate are highly competitive. Competition is influenced by numerous factors including price, capacity, availability of labor, and the reputation, experience, and technical proficiency of the service and product provider. We believe that an important competitive factor in establishing and maintaining long-term customer relationships is having an experienced, skilled, and well-trained work force. In addition, price is often the primary factor in determining which service and product provider is awarded the work. With an international presence, we save our customers money because of reduced labor costs.

In numerous instances, however, we secure and maintain contracts with customers where efficiency, reliability, safety, technology, size of fleet, and availability of other services are of equal importance to price. To facilitate this advantage, we employ certified welders and build to AWS, UL, and API standards.

Our ability to grow will depend on our ability to raise additional capital, attract and retain quality personnel, and identify suitable companies for acquisition.

Our competitors include major diversified oilfield service and product companies such as Schlumberger, Halliburton, and Baker Hughes, along with numerous smaller oilfield service and product providers. Our revenue and earnings will be affected by changes in commodity prices, fluctuation in the level of drilling, workover, and completion activity, government regulations, and general economic conditions.

Plans for 2015

During the fiscal year 2015, Novamex intends to focus on expanding the sale of products for its manufacturing operation and will continue its efforts to purchase or merge with oilfield services companies. The Company plans to continue to raise funds to support these efforts through the sale of equity and debt securities as well as with other forms of financing.

Products

We build quality carbon steel water tanks, mud systems, and buildings. Our engineers offer customers a standard design or assist them in designing the exact tank to fit their needs. We specialize in custom-built carbon steel products, including:

•	Mud Systems – complete systems, on skid or mobile;
•	Mud Tanks – slant or contoured bottoms;
•	Water Tanks – blank or complete with pumps and motors;
•	Waste Water and Water Treatment Tanks – all types available;
•	Doghouses / Control Houses – with or without lighting;
•	Generator Houses – with or without gen-sets;
•	Pump Houses – up to 14 feet wide;
•	Change Houses - curved or flat roof;
•	Tool Rooms – all types available;
•	SCR Houses – with or without components, insulation, or AC;
•	Fuel Tanks – with or without piping, pumps or containment; and
•	Trip Tanks – solitary skid or combined with Choke Manifold or Gas Buster.

We also offer other products, including pipe racks, pipe tubs, sludge tanks, cat walks, large vessel tanks, custom roll-off containers and frac tanks, and any other type of carbon steel building.

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Materials and Suppliers

We purchase various raw materials and component parts for use in manufacturing our products and delivering our services to customers. Raw materials essential to our manufacturing business are normally readily available. However, market conditions can trigger price volatility and constraints in the supply of certain raw materials, such as high-quality A36 steel. We do not expect significant interruptions in the supply of raw materials, but there can be no assurance that there will be no price or supply issues over the long-term. While we use many suppliers to satisfy our raw material needs, our primary supplier of steel products in Mexico is Fortacero. Other key suppliers include Potencia Fluida, Villacero, and Aceromex. Other higher grades of steel have to be purchased in the United States, along with the specific oilfield equipment we provide to our customers. Principal suppliers of these products are SSS Steel, MI-Swaco, PSI, and Double Life Corporation.

Revenue and Customers

As with many similar companies in the oil and gas manufacturing business, the long-lead times to manufacture large, custom products makes us dependent on a few select customers in any given year. Currently, our three biggest customers are Nabors Drilling USA, Patterson-UTI Drilling, and Loadmaster Universal Rigs. We currently have over $15 million in revenue in the backlog that we expect to deliver this year.

In December 2014, we obtained approved vendor status with Pemex Procurement International (PPI), which we expect to be instrumental in growing the Company’s revenue in fiscal 2015 and beyond.

Intellectual Property

We believe that our success depends in part on our ability to protect our proprietary rights. We rely on a combination of trade secret laws and confidentiality agreements and processes to protect our proprietary rights.

Generally, we require our customers and potential distribution participants to enter into confidentiality and non-disclosure agreements before we disclose any confidential aspect of our technology, services, or business. In addition, we plan to require certain of our key employees to assign to us any proprietary information, inventions, or other technology created during the term of their employment. However, these precautions may not be sufficient to protect us from misappropriation or infringement of our intellectual property.

Distribution and Marketing

We distribute our products with an in-house logistics team and third party trucking companies. We market our products and services in the United States and Mexico through our business development and sales personnel.

Regulation

Regulation of Gas and Oil Production

Oilfield services operations are subject to various federal, state, and local laws and regulations pertaining to health, safety, and the environment. We cannot predict the level of enforcement of existing laws or regulations or how such laws and regulations may be interpreted by enforcement agencies or court rulings in the future. In addition, we cannot predict whether additional laws and regulations affecting the oilfield services business will be adopted, or the effect such changes might have on our financial condition or the oilfield services business.

Environmental Regulation

Oilfield services operations routinely involve the storage, handling, transportation, and disposal of bulk waste materials, some of which contain oil, contaminants, and other regulated substances. Various environmental laws and regulations require prevention, and where necessary, cleanup of spills and leaks of such materials, and some operations must obtain permits that limit the discharge of materials. Failure to comply with such environmental requirements or permits may result in fines and penalties, remediation orders, and revocation of permits.

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Foreign Corrupt Practices Act

We operate in Mexico and other countries outside the United States, and are subject to anti-corruption laws and regulations, including restrictions imposed by the Foreign Corrupt Practices Act (“FCPA”) of the United States. The FCPA and similar anti-corruption laws in foreign jurisdictions prohibit companies and their agents and intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business. The countries in which we operate have experienced governmental corruption, and, in certain circumstances, strict compliance with anti-corruption laws may conflict with local customs and business practices.

Although we take reasonable measures to comply with the FCPA and similar foreign jurisdiction anti-corruption laws, and to ensure that our employees, third-party suppliers, partners, and agents comply with these laws and regulations, we cannot provide assurance that such precautions and measures will protect us against liability. An actual or alleged violation could result in substantial fines, sanctions, civil or criminal penalties, debarment from U.S. and foreign government contracts, curtailment of operations in certain jurisdictions, competitive or reputational harm, litigation or regulatory action, and other consequences that might adversely affect our results of operations, financial condition, strategic objectives, and cash flows.

Hazardous Substances and Waste

The Comprehensive Environmental Response, Compensation, and Liability Act, as amended, referred to as "CERCLA" or the "Superfund" law, and comparable state laws, impose liability without regard to fault or the legality of the original conduct of certain defined persons, including current and prior owners or operators of a site where a release of hazardous substances occurred and entities that disposed of or arranged for the disposal of the hazardous substances found at the site. Under CERCLA, these "responsible persons" may be jointly and severally liable for the costs of cleaning-up the hazardous substances, for damages to natural resources, and for the costs of certain health studies.

In the course of our intended operations, we expect to occasionally generate materials that are considered "hazardous substances" and, as a result, may incur CERCLA liability for clean-up costs. Furthermore, claims may be filed for personal injury and property damage allegedly caused by the release of hazardous substances or other pollutants. Also, we expect to generate solid wastes that are subject to the requirements of the Resource Conservation and Recovery Act, as amended ("RCRA"), and comparable state statutes.

Although we plan to use operating and disposal practices that are standard in the industry, hydrocarbons or other wastes may have been released at properties owned or leased by us now or in the past, or at other locations where these hydrocarbons and wastes were taken for treatment or disposal. Under CERCLA, RCRA, and analogous state laws, we could be required to clean-up contaminated property (including contaminated groundwater), or to perform remedial activities to prevent future contamination.

Air Emissions

The Clean Air Act, as amended ("CAA"), and similar state laws and regulations restrict the emission of air pollutants and also impose various monitoring and reporting requirements. These laws and regulations may require us to obtain approvals or permits for construction, modification, or operation of certain projects or facilities and may require use of emission controls.

Water Discharges

We plan to operate facilities that will be subject to the requirements of the Clean Water Act, as amended ("CWA"), and analogous state laws that impose restrictions and controls on the discharge of pollutants into navigable waters. Spill prevention, control, and counter-measure requirements under the CWA require implementation of measures to help prevent the contamination of navigable waters in the event of a hydrocarbon spill. Other requirements for the prevention of spills are established under the Oil Pollution Act of 1990, as amended ("OPA"), which applies to owners and operators of vessels, including barges, offshore platforms, and certain onshore facilities. Under OPA, regulated parties are strictly and jointly and severally liable for oil spills and must establish and maintain evidence of financial responsibility sufficient to cover liabilities related to an oil spill for which such parties could be statutorily responsible.

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Additionally, the Safe Drinking Water Act of 1974, as amended ("SDWA"), establishes a regulatory framework for the underground injection of a variety of wastes, including those being produced and separated from crude oil and natural gas production. The primary goal of the SDWA is the protection of usable aquifers. The chief objective of injection well operating permits and requirements is to ensure the mechanical integrity of the wellbore and to prevent migration of fluids from the injection zone into underground sources of drinking water. Class II underground injection wells, a predominant storage method for crude oil and natural gas wastewater, are strictly controlled, and certain wastes, absent an exemption, cannot be injected into such wells. Hence, failure to abide by any such permits that we obtain could subject us to civil or criminal enforcement.

Employees

Novamex and its wholly–owned subsidiaries currently have 132 employees, all of which are full-time. We expect this number to materially increase if we are able to identify and acquire additional oilfield service companies.

Seasonality

Oilfield service operations can be affected by seasonal weather, which can temporarily affect the delivery of products and services, as well as the budgetary cycles of customers. For example, seasonal events that could impact our intended business operations include:

•	The severity and duration of the summer and winter in the United States can have a significant impact on activity;
•	Hurricanes can disrupt coastal and offshore drilling and production operations; and
•	Customer spending patterns for various oilfield services and products can result in higher activity in the fourth quarter of the calendar year.

Available Information

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents with the SEC pursuant to the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Novamex, that file electronically with the SEC. The public can obtain any document we file with the SEC at http://www.sec.gov. Information contained on or connected to our website is not incorporated by reference into this Amendment and should not be considered part of this Amendment or any other filing that we make with the SEC.

Risk Factors

An investment in our securities involves various risks. You should consider carefully all of the risk factors described below, the matters discussed herein under "Forward-Looking Statements," and other information included and incorporated by reference in this Amendment, as well as in other reports and materials that we file with the SEC. If any of the risks described below or elsewhere in this Amendment were to materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected. In such case, the trading price of our Common Stock could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us, or those we currently deem immaterial, may also materially adversely affect our financial condition, results of operations, and cash flows.

Demand for our services and products is affected by fluctuations in oil and natural gas prices, such as the recent decline in commodity prices, which, in turn, affects the level of exploration, development, and production activity of our customers and could have a material adverse effect on our business, financial condition, results of operations, and impede our growth.

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The oilfield services business is cyclical and depends on general conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies. Volatility in oil and natural gas prices, tight credit markets, and disruptions in the United States and global economies and financial systems may adversely impact our intended business. Prices for oil and natural gas have been historically volatile as a result of changes in the supply of, and demand for, oil and natural gas and other factors. These include changes resulting from, among other things, the ability of OPEC to support oil prices, changes in the levels of oil and natural gas production in the United States and other countries, domestic and worldwide economic conditions, and political instability in oil-producing countries.

Oil prices sharply declined during the second half of 2014 and have remained low since that time. Because we depend on our customers' willingness to make capital expenditures to explore, develop, and produce oil and natural gas, continued weakness in oil and natural gas prices (or the perception by our customers that oil and natural gas prices will decrease in the future) could result in a reduction in the utilization of our equipment and result in lower rates for our services. Customers' willingness to undertake exploration and production activities depends largely upon prevailing industry conditions that are influenced by numerous factors over which we have no control, including:

•	the domestic and foreign supply of oil and natural gas;
•	the level of prices, and expectations about future prices, of oil and natural gas;
•	the price and availability of alternative fuels;
•	the level of consumer demand;
•	the cost of exploring for, developing, producing, and delivering oil and natural gas;
•	the price of foreign imports;
•	weather conditions;
•	worldwide economic conditions;
•	the availability, proximity, and capacity of transportation facilities and processing facilities;
•	the effect of worldwide energy conservation efforts;
•	risks associated with operating drilling rigs;
•	technical advances affecting energy consumption;
•	political conditions in oil and gas producing regions; and
•	domestic and foreign governmental regulations and taxes.

A substantial decline in oil and natural gas prices generally leads to decreased spending by customers. While higher oil and natural gas prices generally lead to increased spending by customers. Sustained high energy prices can be an impediment to economic growth, and can therefore negatively impact spending by our customers. Customers also take into account the volatility of energy prices and other risk factors by requiring higher returns for individual projects if there is higher perceived risk. Any of these factors could affect the demand for oil and natural gas and could have a material adverse effect on our business, financial condition, results of operations, and cash flow.

Spending by exploration and production companies depends on factors other than oil and natural gas prices, including conditions in the capital markets and the discovery and development of oil and natural gas reserves.

Spending by exploration and production companies can also be impacted by conditions in the capital markets. Limitations on the availability of capital, or higher costs of capital for financing expenditures may cause exploration and production companies to make additional reductions to capital budgets in the future, even if oil and natural gas prices remain stable or increase. Any such cuts in spending will curtail drilling programs, as well as discretionary spending on well services, which may result in a reduction in the demand for our services, the rates we can charge and the utilization of our assets. Moreover, reduced discovery rates of new oil and natural gas reserves, or a decrease in the development rate of reserves, in our market areas, whether due to increased governmental regulation, limitations on exploration and drilling activity, or other factors, could also have a material adverse impact on our business, even with stronger oil and natural gas prices.

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We may be unable to implement price increases or maintain existing prices on our core services and products.

We may periodically seek to increase the prices of our services and products to offset rising costs and to generate higher returns for our stockholders. However, we operate in a very competitive industry, and may not always be successful in raising or maintaining our prices. Additionally, during periods of increased market demand, a significant amount of new service capacity, including new well service rigs, fluid hauling trucks, coiled tubing units, and new fishing and rental equipment, may enter the market, which could put pressure on the pricing of our services and products and limit our ability to increase or maintain prices. Likewise, during periods of declining pricing for our services and products, as we are experiencing now, we may not be able to reduce our costs accordingly, which could further adversely affect our profitability.

Even when we are able to increase our prices, we may not be able to do so at a rate that is sufficient to offset rising costs. In periods of high demand for oilfield services, a tighter labor market may result in higher labor costs. During such periods, our labor costs could increase at a rate greater than our ability to raise prices. We may also not be able to successfully increase prices without adversely affecting our activity levels. The inability to maintain our prices, or increase our prices, as costs increase, could have a material adverse effect on our business, financial position, and results of operations.

We participate in a capital-intensive industry. We may not be able to finance future acquisitions or future growth of our oilfield services operations.

Our business activities require substantial capital expenditures. If our cash flow from operating activities is not sufficient to fund our capital budget, then we would be required to fund capital expenditures through debt or equity or alternative financing plans, such as refinancing or restructuring our debt, or selling assets.

Our ability to raise debt or equity capital or to refinance or restructure our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. If debt and equity capital or alternative financing plans are not available, or are not available on economically attractive terms, we would be required to curtail our capital spending, and our ability to grow our business and sustain or improve our profits may be adversely affected. Any of the foregoing consequences could materially and adversely affect our business, financial condition and results of operations.

Loss of key members of our management could disrupt our business.

We maintain employment agreements with our senior executives and depend on the continued employment and performance of our senior executives and other key members of management. If any of these individuals resigns or becomes unable to continue in his or her present role, and is not adequately replaced, our business operations and our ability to implement our growth strategies could be materially disrupted.

Increased labor costs or the unavailability of skilled workers could hurt our oilfield services operations.

Companies in our industry are dependent upon the available labor pool of skilled employees. We compete with other oilfield services businesses and other employers to attract and retain qualified personnel with the technical skills and experience required to provide our customers with the highest quality service. We are also subject to the Fair Labor Standards Act, which governs matters such as the minimum wage, overtime, and other working conditions, and Mexican labor law, both of which can increase our labor costs or subject us to liabilities from our employees. A shortage in the labor pool of skilled workers or other general inflationary pressures or changes in applicable laws and regulations could make it more difficult for us to attract and retain personnel and could require us to enhance our wage and benefits packages. Labor costs may increase in the future, and such increases could have a material adverse effect on our business, financial condition, and results of operations.

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New technologies may cause our current operating methods to become obsolete.

The oil and gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services utilizing new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, our competitors have greater financial, technical, and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. If we are unable to maintain technological advancements consistent with industry standards, our operations and financial condition may be adversely affected.

New federal rules relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

The U.S. Department of the Interior recently released new rules on hydraulic fracturing on federal and Indian lands. Hydraulic fracturing involves the injection of water, sand, and additives under pressure into rock formation to stimulate natural gas production. The use of hydraulic fracturing is necessary to produce commercial quantities of natural gas and oil from many reservoirs. These new rules have established an additional level of regulation and permitting at the federal level that may (i) lead to operational delays, (ii) increase operating costs, (iii) increase our costs of compliance and doing business, and (iv) delay the development of gas resources that are not commercial without the use of hydraulic fracturing. We also cannot predict what additional legislative and regulatory initiatives may be enacted at the federal, state, and local levels.

We exist in a litigious environment.

Any constituent could bring suit regarding our existing or planned operations or allege a violation of an existing contract. Any such action could delay when planned operations can actually commence or could cause a halt to existing operations until the courts resolve such alleged violations. Not only could we incur significant legal and support expenses in defending our rights, but also halting existing production or delaying planned operations could impact our future operations and financial condition. Such legal disputes could also distract management and other personnel from their primary responsibilities.

Interruptions to our business could adversely affect our operations.

As with any company, our operations are at risk of being interrupted by earthquake, fire, flood, and other natural and human-caused disasters, including disease and terrorist attacks. Our operations are also at risk of power loss, telecommunications failure, and other infrastructure and technology-based problems.

A terrorist attack or armed conflict could harm our business.

Terrorist activities, anti-terrorist efforts, and other armed conflicts involving the United States or other countries may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on demand for our services and causing a reduction in our revenues. Oil and natural gas related facilities could be direct targets of terrorist attacks, and our operations could be adversely impacted if infrastructure integral to our customers' operations is destroyed or damaged. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

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Risks Related to the Company continuing as a Going Concern

The Company cannot be certain that its existing sources of cash will be adequate to meet its liquidity requirements. Management has implemented plans to improve liquidity and has sufficient funds for immediate operations. Management plans to obtain short-term funding through equity, debt, or other securities offerings. There can be no assurance, however, that our capital raising efforts will be successful or that our results of operations will materially improve in either the short-term or long-term. Accordingly, the Company may be unable to meet its obligations as they become due. As a result of these and other factors, there is substantial doubt about the Company’s ability to continue as a going concern. Novamex’s ability to continue as a going concern may be dependent on the success of management's plan discussed above. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks Related to Our Common Stock

The regulation of penny stocks by the SEC and FINRA may discourage trading of our securities.

We are a "penny stock" company, and are subject to an SEC rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of our stockholders to sell their securities in any market that might develop because it imposes additional regulatory burdens on penny stock transactions.

In addition, the SEC has adopted a number of rules to regulate "penny stocks." Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop because these rules impose additional regulatory burdens on penny stock transactions.

Stockholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses.

Our Common Stock is an unsecured equity interest in Novamex.

As an equity interest, our Common Stock is not secured by any of the assets of Novamex. Therefore, in the event we are liquidated, the holders of the Common Stock will receive a distribution only after all of our secured and unsecured creditors have been paid in full. There can be no assurance that we will have sufficient assets after paying our secured and unsecured creditors to make any distribution to the holders of the Common Stock. Furthermore, our Series A Preferred Stockholders have a $1.00 per share liquidation preference over the Common Stockholders, as discussed below.

Common stockholders will be diluted if additional shares of Common Stock are issued.

If we sell additional equity, or convertible debt or equity securities, such sales could result in increased dilution to our existing common stockholders and cause the price of our outstanding shares of Common Stock to decline. Further, the issuance of options or other derivative securities to acquire our Common Stock could result in dilution to other holders of our Common Stock.

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Sales of additional shares of our Common Stock could have a negative effect on the market price of our Common Stock.

Sales of substantial amounts of our Common Stock in the public market could adversely affect prevailing market prices and could impair our ability to raise capital through the sale of our equity securities. Most shares of Common Stock currently outstanding are eligible for sale in the public market, subject in certain cases to compliance with the requirements of Rule 144 under the securities laws. We also have the authority to issue additional shares of Common Stock. The issuance of such shares could (i) dilute the voting power of the currently outstanding shares of our Common Stock and (ii) dilute earnings per share.

We have shares of preferred stock outstanding that have greater rights than our Common Stock and we may issue additional shares of preferred stock that have greater rights than our Common Stock.

Upon the Closing of the Merger, we issued 10,500,000 shares of Series A Preferred Stock to the Rio Bravo Shareholders. The Series A Preferred Stock has a $1.00 per share liquidation preference over the Common Stock of Novamex, which means that with respect to the distribution of assets and payment of dividends upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, all shares of the Series A Preferred Stock rank senior to all shares of Common Stock and any other securities designated as junior to the Series A Preferred Stock to the extent of $10,500,000.

In addition to the issued and outstanding shares of the Series A Preferred Stock, our articles of incorporation authorize our board of directors to issue one or more additional series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any additional shares of preferred stock that are issued also may rank ahead of our Common Stock, in terms of dividends, liquidation rights, and/or voting rights.

We do not currently pay dividends on our Common Stock and do not anticipate doing so in the future.

We have paid no cash dividends on our Common Stock, and we may not pay cash dividends on our Common Stock in the future. We intend to retain any earnings to fund our operations. Therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Securities analysts may not initiate coverage of our Common Stock or may issue negative reports, which may adversely affect the trading price of our Common Stock.

We cannot assure you that securities analysts will cover our company. If security analysts do not cover our company, this lack of coverage may adversely affect the trading price of our Common Stock. The trading market for our shares will rely in part on the research and reports that security analysts publish about our business.  If one or more of the analysts who cover our company downgrades our shares, the trading price of our shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of our shares to decline.  Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our Common Stock.

Our stock price is volatile and you may not be able to resell shares of our Common Stock at or above the price you paid.

The price of our Common Stock fluctuates significantly, which may result in losses for investors. We expect our Common Stock to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

•	changes in oil and gas prices;
•	variations in drilling, recompletions, acquisitions, and operating results;
•	changes in governmental regulation;
•	changes in financial estimates by securities analysts;
•	changes in market valuations of comparable companies;
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•	additions or departures of key personnel;
•	future sales of our Common Stock;
•	statement changes in opinions, ratings, or earnings estimates made;
•	disparity between our reported results and any projections;
•	technological innovations by us or our competitors;
•	ability to maintain profitable relationships with our customers;
•	ability to report financial information in a timely manner; or
•	the markets in which our Common Stock is traded.

Provisions in our articles and bylaws as well as under Nevada law could delay or prevent a change in control of our company, which could adversely affect the price of our Common Stock.

Provisions in our articles and bylaws could delay or prevent a change in control of the Company, which could adversely affect the price of our Common Stock. In addition to the ability of the board of directors to issue preferred stock without shareholder approval, our articles (a) provide for a classified board of directors, (b) require a two-thirds majority vote of the stockholders to amend our articles or bylaws, and (c) prohibit stockholder action by written consent. In addition, our bylaws (i) do not provide stockholders with the power to call a special meeting, (ii) require advance notice for stockholder nominations to the board or proposals for new business, and (iii) in the case of a takeover offer, require that the board consider all relevant factors in evaluating such offer, including, but not limited to, the terms of the offer, and the potential economic and social impact of such offer on our stockholders, employees, customers, creditors, and the community in which we operate.

Further, the existence of some provisions under Nevada law could delay or prevent a change in control of the Company, which could adversely affect the price of our Common Stock. Nevada law imposes some restrictions on mergers and other business combinations between us and any holder of 10% or more of our outstanding Common Stock.

PROPERTIES

Novamex's corporate headquarters are located at 1610 Woodstead Court, Suite 330, The Woodlands, Texas, 77380, where we lease 3,221 square feet of space. Further, Rio Bravo Tank leases its fabrication shop, which has 80,000 square feet of manufacturing space, overhead cranes, cutting and bending capabilities, and complete painting facilities. This facility is located at Kilometro 14 de la Carretera Saltillo-Piedras Negras, in Ramos Arizpe, Coahuila, Mexico.

FINANCIAL INFORMATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated or combined financial statements (as applicable) and the related notes and other financial information included in this Amendment. Some of the information contained in this discussion and analysis or set forth elsewhere in this Amendment, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Cautionary Statement Regarding Forward-Looking Information” elsewhere in this Amendment. You should review the disclosure under the heading “Risk Factors” in this Amendment for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview of our Business

Novamex Energy Inc. was incorporated under the laws of the State of Nevada on May 19, 2006. The Company is a publicly-held corporation that is listed on the OTCQB® under the ticker symbol "NGLE".

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Novamex had no revenues during the fiscal years ended December 31, 2014 or 2013. Also, we had minimal capital at the end of the fiscal year 2014. The Company was illiquid and required cash infusions from existing stockholders and investors or loans from any sources to provide capital for the Company. As of May 20, 2015, our corporate headquarters were located in The Woodlands, Texas.

On May 20, 2015 (the "Closing Date"), Novamex entered into and consummated a merger transaction pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among the Novamex, Novamex Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), Rio Bravo Oilfield Services, Inc., a Texas corporation ("Rio Bravo"), and Gordon Payne, Jackson Payne, and Coleman Payne, the shareholders of Rio Bravo (the "Rio Bravo Shareholders"). In accordance with the terms of Merger Agreement, on the Closing Date, Merger Sub merged with and into Rio Bravo (the "Merger"), with Rio Bravo surviving the Merger as our wholly-owned subsidiary.

Rio Bravo was incorporated on August 4, 2005, as Vehicle Tracking Systems, Inc. The company was originally formed to sell GPS tracking systems to trucking companies. The name of the company was changed to Rio Bravo Oilfield Services, Inc. on March 10, 2010, at which time Rio Bravo became a leading manufacturer of drill site tanks and utility buildings, specializing in custom-built carbon steel products such as water tanks, mud tanks, mud systems, fuel tanks, dog houses, change houses, SCR houses, generator houses, and tanks on wheels.

Rio Bravo is the parent of a wholly-owned subsidiary named Rio Bravo Tank De Mexico, S.A. de C.V. ("Rio Bravo Tank"), which is located in Saltillo, Coahuila, Mexico. Rio Bravo Tank is the manufacturer of Rio Bravo’s products. Rio Bravo and Rio Bravo Tank are referred to collectively as "Rio Bravo".

Our acquisition of Rio Bravo is part of the Company's business strategy to secure a sustainable competitive position as a diversified oilfield services company by delivering products and services that facilitate our customers' extraction and recovery objectives while upholding our strong ethical and business standards, and maintaining the highest standards of health, safety, and environmental performance. Our objective is to continue to search for opportunities to acquire oilfield services companies through purchase or merger. The Company plans to continue to raise funds to support these efforts through the sale of equity and/or debt securities. For a detailed discussion on risks related to our business and industry, see "Risk Factors," above.

Management’s discussion and analysis of our financial condition and results of operations below are only based on Rio Bravo’s current business. Our previous shell company’s financial condition and results of operations are immaterial and will not be included in the discussion below. For a discussion of financial condition and results of operations prior to the Merger, see our Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC.

Key factors affecting our results of operations include revenues, cost of revenues, operating expenses, and taxation.

Results of Operations

For the year ended December 31, 2014, Rio Bravo recognized revenues of $10,732 thousand from our business activities. For the year ended December 31, 2014, we incurred operating expenses of $2,326 thousand and incurred a net profit of $283 thousand.

For the year ended December 31, 2013, Rio Bravo recognized revenues of $4,262 thousand from our business activities. For the year ended December 31, 2013, we incurred operating expenses of $1,709 thousand and incurred a net loss of ($1,089) thousand.

Off Balance Sheet Arrangements

As of December 31, 2014, we had no off-balance sheet financing arrangements.

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Lines of Credit

Rio Bravo has line of credit arrangements for short-term debt with two banks, under which the company may borrow up to $150 thousand as of December 31, 2014 and 2013.

The first bank line of credit for $50 thousand is unsecured and due on demand of lender. Interest payments are due monthly and the annual interest rate is variable based on the Daily Period Rate, which was 12.5% at December 31, 2014 and 2013. As of the end of the fiscal years 2014 and 2013, the amount outstanding under such line of credit was $39 thousand and $43 thousand respectively.

The second bank line of credit for $100 thousand is unsecured and due on demand of lender. Interest payments are due monthly and the annual interest rate is variable based on the Daily Period Rate, which was 5.25% at December 31, 2014. As of the end of the fiscal years 2014 and 2013, the amount outstanding under such line of credit was $82 thousand and $93 thousand, respectively.

Contractual Obligations

The Company leases certain office space and production facilities under non-cancelable operating leases that expire in various years through 2019. Future minimum payments under non-cancelable operating leases with initial terms of one year or more consisted of the following at December 31, 2014:

(USD in Thousands)
2015	$190
2016	86
2017	90
2018	93
2019	8
Total minimum lease payments	$467

Total rental expense for office space and production facilities was $469 thousand and $340 thousand in 2014 and 2013, respectively. Rent expense is reported within Cost of products sold, $364 thousand and $270 thousand in 2014 and 2013, respectively, and Selling, general, and administrative expenses, $105 thousand and $70 thousand in 2014 and 2013 respectively. When the Company enters into an operating lease that contains a period where there are free or reduced rents, or rent increases throughout the lease term, the Company recognizes rent expense on a straight-line basis over the term of the lease.

The Company leases certain production equipment under non-cancelable operating leases that expire in various years through 2019. Future minimum payments under non-cancelable operating leases with initial terms of one year or more consisted of the following at December 31, 2014:

(USD in Thousands)
2015	$38
2016	29
2017	—
2018	—
2019	—
Total minimum lease payments	$67

Total rental expense for production equipment was $58 thousand and $9 thousand in 2014 and 2013, respectively, and is included within Cost of products sold. When the Company enters into an operating lease that contains a period where there are free or reduced rents, or rent increases throughout the lease term, then the Company recognizes rent expense on a straight-line basis over the term of the lease.

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Long-Term Debt

As of December 31, 2014, Rio Bravo had long-term debt with future maturities during each of the next five years as follows:

(USD in thousands)
2015	$21
2016	25
2017	25
2018	22
2019	—
Total debt maturing	$93

Operating Expenses

For the year ended December 31, 2014, operating expenses totaled $2,326 thousand and consisted of selling, general, and administrative expenses.

For the year ended December 31, 2013, operating expenses totaled $1,709 thousand and consisted of selling, general, and administrative expenses.

Liquidity

At December 31, 2014 and 2013, Rio Bravo had total assets of $7,665 thousand and $6,388 thousand, respectively, and total liabilities of $9,340 thousand and $8,161 thousand, respectively.

As of December 31, 2014 and 2013, Rio Bravo had cash and cash equivalents of $180 thousand and $2,659 thousand, respectively, and working capital was ($2,208) thousand and ($2,169) thousand, respectively.

Capital Resources

Our only capital resources are the Common Stock and Preferred Stock of Novamex. We have no material commitments for capital expenditures within the next year. However, if we successfully complete any future merger with, or purchase of, an oilfield services company, substantial capital will be required to meet working capital demands.

Critical Accounting Policies

We have identified certain accounting policies as being of particular importance to the portrayal of our financial position and results of operations and which require the application of significant judgment by our management. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

Basis of Accounting

The accounts are maintained and the combined financial statements are prepared using the accrual basis of accounting in accordance with GAAP.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

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Principles of Consolidation

The future financial statements of the Company will be consolidated because Rio Bravo Oilfield Services, Inc. is the wholly-owned subsidiary of Novamex Energy Inc.

All intercompany balances and transactions will be eliminated in the consolidation of financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings, and a credit to a valuation allowance, based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts, are written off through a charge to the valuation allowance and a credit to accounts receivable.

Inventories

The Company values its inventory at the lower of cost or market using the first-in first-out ("FIFO") cost flow assumption. Inventories include factory overhead that is applied on the basis of labor costs and manufacturing expenses incurred.

Property and Equipment

Property and equipment are carried at cost. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lives of the respective leases or the service lives of the improvements. Depreciation is provided on the straight-line method over the assets’ estimated service lives as follows:

Machinery and equipment	5 - 7 years
Computer and software	3 - 5 years
Vehicles	5 years
Furniture and fixtures	5 - 7 years
Office equipment	5 - 7 years

Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying consolidated statement of income of the respective period.

Long-lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows that the assets are expected to generate. If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value and is recorded in the period the determination was made.

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Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Generally, revenue is considered realized or realizable and earned when we have persuasive evidence of an arrangement, delivery of the standalone product, or service element of a contract has occurred, the sales price is fixed or determinable, and collectability of the revenue is reasonably assured. Delivery occurs when the standalone individually priced products have shipped or standalone individually priced services have been provided to the customer, risk of loss has transferred to the client, and no future performance obligations related to the delivered product or service exist.

When a customer requests the company store equipment for the customer’s convenience (a "bill-and-hold" arrangement), revenue is recognized when title and risk of loss passes to the customer, the company has satisfied all of its performance obligations, the company has no future obligations to the customer related to the goods and services contract, and the customer executes a storage and handling contract with the company. The storage and handling contract defines the segregated storage, care and custody of the inventory, and the associated fees for those services.

Warranties

A product warranty liability is maintained for the estimated cost of known product warranty issues when the Company is notified of a warranty claim by the customer that the Company considers to be a probable liability. Based on historical experience of warranty claims related to equipment shipped, no general warranty liability is established at the time of revenue recognition. The sufficiency of the warranty liability is evaluated periodically and adjusted as required.

Taxes Collected from Customers

In the course of doing business, the Company collects taxes from customers, including but not limited to sales taxes. It is the Company’s policy to record these taxes on a net basis in the Consolidated Statement of Operations; therefore, the Company does not include taxes collected as a component of Net sales of products.

Shipping and Handling Costs

The Company includes costs of shipping and handling billed to customers in revenue, and the related expense of shipping and handling costs is included in cost of products sold within the statement of Consolidated Statements of Operations.

Fair Value of Financial Instruments

The estimated fair value of accounts receivable, accounts payable, accrued expenses, and customer deposits approximate the carrying amounts due to the relatively short maturity of these instruments. The carrying value of long-term debt and notes payable, related parties, also approximates fair value, given that these instruments bear market rates of interest. None of these instruments are held for trading purposes.

Advertising Costs

The Company expenses advertising costs as they are incurred.

Foreign Currency

As Rio Bravo Tank operates outside of the U.S., the Mexican Peso is considered the functional currency. Assets and liabilities of Rio Bravo Tank are translated to U.S. dollars at period end exchange rates. Revenue and expense amounts are translated to U.S. dollars using average exchange rates prevailing during the period. The adjustment resulting from translating the financial statements of Rio Bravo Tank to U.S. dollars is reflected as a cumulative translation adjustment and reported separately in the Statement of Changes in Other Comprehensive Income (Loss).

Foreign currency transaction gains and losses related to short-term intercompany loans are recorded in the Statement of Operations as incurred, as other income and (expense).

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Comprehensive Income (Loss)

Comprehensive income (loss) includes net income and other comprehensive income (loss). Other comprehensive income (loss) consists only of the cumulative impact of foreign currency translation adjustments resulting from translating the financial statements of Rio Bravo Tank to U.S. dollars.

Derivative Financial Instruments

The Company uses foreign exchange forward contracts to hedge against changes in foreign exchange rates, as opposed to their use for trading purposes. Derivatives are recorded at fair value. The fair value of forward contracts is determined based on the difference between the derivatives fixed contract price and the underlying market price at the determination date and is confirmed by counterparts to the derivative. Unrealized gains and losses are recognized through the Statement of Operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 20, 2015, with respect to the beneficial ownership of the outstanding Series A Preferred Stock and the Common Stock of Novamex by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. The percentage of class beneficially owned is based on 10,500,000 shares of the Series A Preferred Stock and 16,834,415 shares of Common Stock reported by the Company as being issued and outstanding as of May 20, 2015. Each share of the Series A Preferred Stock is entitled to one vote per share, and each share of Common Stock is entitled to one vote per share. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise specified, the address of each of the persons listed in the table below is c/o Novamex Energy Inc., 1610 Woodstead Court, Suite 330, The Woodlands, Texas 77380.

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Class Title	Name	# of Shares Beneficially Owned	% of Outstanding Shares of Class Beneficially Owned	% of Outstanding Shares of All Voting Securities Beneficially Owned
Directors and Executive Officers - Common Stock
Common Stock	Stephen Bargo	15,000,000 (1)	89.1%	93.3% (2)
Common Stock	Jackson Payne	15,000,000 (3)	89.1%	93.3% (4)
Common Stock	Jose Luis Robles
Common Stock	All Directors and Officers as a Group (3 Persons)	15,000,000	89.1%	93.3%
5% Shareholders - Common Stock
Common Stock	Excellere Capital Group LLC 3102 Maple Avenue, Ste. 450 Dallas, Texas 75201	15,000,000 (5)	89.1%	93.3% (6)
Directors and Executive Officers - Preferred Stock
Series A Preferred Stock	Stephen Bargo	10,500,000 (7)	100.0%	93.3% (8)
Series A Preferred Stock	Jackson Payne	10,500,000 (9)	100.0%	93.3% (10)
Series A Preferred Stock	Jose Luis Robles
Series A Preferred Stock	All Directors and Officers as a Group (3 Persons)	10,500,000	100.0%	93.3%
5% Shareholders - Preferred Stock
Series A Preferred Stock	Gordon Payne	10,500,000 (11)	100.0%	93.3% (12)
Series A Preferred Stock	Coleman Payne	10,500,000 (13)	100.0%	93.3% (14)

(1)	Includes 15,000,000 shares of Common Stock held by Excellere Capital Group LLC.
(2)	Includes 10,500,000 shares of Series A Preferred Stock held by Jackson Payne, Gordon Payne, and Coleman Payne that Excellere Capital Group LLC has shared voting power over pursuant to the NovamexE nergy Inc. Voting Agreement, dated May 20, 2015, by and among Novamex Energy Inc., Excellere Capital Group LLC, and Gordon Payne, Jackson Payne, and Coleman Payne (the "Novamex Voting Agreement"), which is attached to the Original Current Report as Exhibit 10.2.
(3)	Includes 15,000,000 shares of Common Stock held by Excellere Capital Group LLC that Jackson Payne has shared voting power over pursuant to the Novamex Voting Agreement.
(4)	Includes 3,500,034 shares of Series A Preferred Stock held by Jackson Payne and 7,000,066 shares of Series A Preferred Stock held by Gordon Payne and Coleman Payne that Jackson Payne has shared voting power over pursuant to the Novamex Voting Agreement.
(5)	Stephen Bargo has sole voting and dispositive power over the securities held by Excellere Capital Group LLC as the company's sole member.
(6)	Includes 10,500,000 shares of Series A Preferred Stock held by Jackson Payne, Gordon Payne, and Coleman Payne that Excellere Capital Group LLC has shared voting power over pursuant to the Novamex Voting Agreement.
(7)	Includes 10,500,000 shares of Series A Preferred Stock held by Jackson Payne, Gordon Payne, and Coleman Payne that Excellere Capital Group LLC has shared voting power over pursuant to the Novamex Voting Agreement.
(8)	Includes 15,000,000 shares of Common Stock held by Excellere Capital Group LLC.
(9)	Includes 3,500,034 shares of Series A Preferred Stock held by Jackson Payne and 7,000,066 shares of Series A Preferred Stock held by Gordon Payne and Coleman Payne that Jackson Payne has shared voting power over pursuant to the Novamex Voting Agreement.
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(10)	Includes 15,000,000 shares of Common Stock held by Excellere Capital Group LLC that Jackson Payne has shared voting power over pursuant to the Novamex Voting Agreement.
(11)	Includes 3,500,033 shares of Series A Preferred Stock held by Gordon Payne and 7,000,067 shares of Series A Preferred Stock held by Jackson Payne and Coleman Payne that Gordon Payne has shared voting power over pursuant to the Novamex Voting Agreement.
(12)	Includes 15,000,000 shares of Common Stock held by Excellere Capital Group LLC that Gordon Payne has shared voting power over pursuant to the Novamex Voting Agreement.
(13)	Includes 3,500,033 shares of Series A Preferred Stock held by Coleman Payne and 7,000,067 shares of Series A Preferred Stock held by Jackson Payne and Gordon Payne that Coleman Payne has shared voting power over pursuant to the Novamex Voting Agreement.
(14)	Includes 15,000,000 shares of Common Stock held by Excellere Capital Group LLC that Coleman Payne has shared voting power over pursuant to the Novamex Voting Agreement.

DIRECTORS AND EXECUTIVE OFFICERS

The officers, directors, and certain significant employees of the Company are as follows:

Name	Age	Position(s) and Term(s) of office
Stephen Bargo	61	Chairman (June 28, 2013 to Present)
Jackson Payne	37	President, Chief Executive Officer, Chief Financial Officer (interim), and Treasurer (interim) (May 20, 2015 to Present) Director (May 20, 2015 to Present)
Jose L. Robles	53	Director (May 20, 2015 to Present)
Gordon Payne	63	President of Rio Bravo Oilfield Services, Inc. (May 20, 2015 to Present)
Coleman Payne	32	Secretary (May 20, 2015 to Present)

Terms of Office

The stockholders of the Company will elect the members of the board of directors at the annual meeting (except for the filling of vacancies) during fiscal 2015.  Each director holds office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified, and as further set forth in the Articles of Incorporation of Novamex.

The Board elects the officers of the Company.  Each officer holds office until his death, resignation, retirement, removal, or disqualification or until his successor shall have been elected and qualified.

Family Relationships

Jackson Payne, Director and the Chief Executive Officer of Novamex, Gordon Payne, the Chairman and President of Rio Bravo, and Coleman Payne, the Secretary of Novamex, are all family members. Specifically, Gordon Payne is the father of Jackson Payne and Coleman Payne, who are brothers. There are no other family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Business Experience

Stephen Bargo has 31 years of experience in the global oil and gas marketplace, primarily in the private equity and merger and acquisitions space.  He founded a service company at 18 years of age, which he sold in 1992.  Mr. Bargo's experience includes investment-grade real estate development, portfolio optimization, equity raises, operations management, and transactional activity.  He leverages strategic alliances with real estate firms and oil and gas companies in Africa, Asia, Europe, the United States, and Mexico to gain access to lucrative off-market opportunities and deliver a competitive advantage to investors.  Prior to Mr. Bargo's employment with Novamex, he was (and continues to be) employed by Excellere Capital Group LLC.

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Jackson Payne has over 15 years of experience in oil and gas management. His experience includes serving as Vice President, CFO, and Secretary of Rio Bravo Oilfield Services, Inc. Jackson joined Rio Bravo in 2006 as CFO where he designed, implemented, and managed every facet of the finance and accounting organization for Rio Bravo and its wholly-owned Mexican subsidiary, Rio Bravo Tank de Mexico. He was appointed as Vice President of Rio Bravo in 2010. Jackson is the son of Rio Bravo’s founder and CEO, Gordon Payne, and was an all-conference basketball player at Christian Brothers University and assistant coach at Wofford College prior to joining Rio Bravo. He is presently an MBA candidate at the Kenan-Flagler Business School at the University of North Carolina, and also sits on the Board of Directors of The Victory Formation, a charity that supports orphans and widows.

Jose Louis Robles has over 20 years of experience in the financial and real estate industries. His experience includes the development and implementation of the regulations of the Mexican mutual fund industry, origination and distribution of fixed income and equity securities, as well as fund raising, financial planning and implementation of strategic business development and controls. During the past five years, Jose has acted as Managing Director (Real Estate and Transaction Services) of Cronos Capital, a boutique investment firm dealing in housing, mixed-use development and land deals. Cronos Capital is not a parent, subsidiary, or other affiliate of the Registrant. Jose is currently the Managing Partner and Board Member of Excellere Capital Group de Mexico, which is a wholly-owned subsidiary of Excellere Capital Group LLC. Jose is a Public Accountant with specialties in real estate and corporate finance. He has a master’s degree in Real Estate Development Projects from the Universidad de Anahuac, Mexico, and a bachelor’s degree in Accounting from Instituto Tecnologico Autonomo de Mexico (ITAM).

Gordon Payne has over 10 years of experience in the oil and gas manufacturing industry. His experience includes serving as Chairman, President, and CEO of Rio Bravo Oilfield Services, Inc., which he founded in 2006. Gordon has been responsible for the majority of Rio Bravo’s sales and manufacturing.

Coleman Payne has over nine years of experience in the oil and gas industry and mergers and acquisitions. His experience includes serving for five years as the COO of Rio Bravo, and four years in Deloitte Consulting’s Strategy and Operations practice. Coleman has a BBA in Finance and Marketing from the University of Oklahoma.

EXECUTIVE COMPENSATION

Board Compensation

For the fiscal year ended December 31, 2004, the Company’s sole director, Stephen Bargo, received no compensation for his services as a director. Novamex has not established any standard arrangements pursuant to which directors have been compensated for their services, although all directors are reimbursed for out-of-pocket expenses, including those incurred in connection with attendance at meetings of the Board of Directors. The Company may establish a compensation plan for its directors in the future.

Executive Compensation – Executive Officers of Novamex

Novamex did not pay or accrue any cash compensation to any executive officer of the Company nor pay or accrue any other compensation to any executive officer of the Company during the fiscal years ended December 31, 2014 and 2013.

Executive Compensation – Executive Officers of Rio Bravo

Rio Bravo became our wholly-owned subsidiary upon the Closing of the Merger. The following summary compensation table indicates the cash and non-cash compensation earned by the individuals who would have been deemed its executive officers had Rio Bravo Oilfield Services, Inc. been a reporting company on December 31, 2014. Each of the below salaries commenced under their respective employment agreements on July 1, 2014:

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Summary Compensation Table (USD in thousands)
Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation*	Total**
Gordon Payne - CEO	2014	$144	—	—	—	$36	$180
Jackson Payne - CFO	2014	$144	—	—	—	$36	$180
Coleman Payne - COO	2014	$144	—	—	—	$36	$180

* Each executive officer received other compensation in the form of a capital distribution of approximately $36 thousand during the year 2014.

** As described in Item 8.01 herein, pursuant to an amendment to each of the employment agreements of Gordon Payne, Jackson Payne, and Coleman Payne on August 1, 2015, attached to this Amendment as Exhibits 10.5, 10.6, and 10.7, respectively, each of the executive officers accepted a reduced salary of $144 thousand for 2015. Each executive officer also received other compensation in the form of a capital distribution of approximately $2 thousand, which makes the estimated total compensation amount for each officer $146 thousand for the year 2015.

None of the executive officers or directors of Rio Bravo received nor does Rio Bravo have any present arrangements to pay out any bonus, stock awards, option awards, non-equity inventive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations require that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. Please see the section entitled "Employment Agreements" below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

Prior to the Closing of the Merger, Rio Bravo had employment agreements with Gordon Payne, Jackson Payne, and Coleman Payne, which are attached to the Original Current Report as Exhibits 10.2, 10.3, and 10.4, respectively. Upon the Closing of the Merger, Novamex assumed each of these employment agreements, which are summarized below:

Gordon Payne (Chief Executive Officer/Chairman of Rio Bravo): The Employment Agreement commenced on July 1, 2014 and has a term of three years (the "Initial Period"), unless otherwise terminated in accordance with the provisions provided therein. The base salary is $180 thousand per annum with a quarterly bonus ranging from 5% to 100% of the annual salary. The employee may also be awarded other incentive compensation at the discretion of the employer. The agreement provides for paid vacation, health benefits, and other benefits as provided by the employer from time to time. In the event the agreement is terminated by Rio Bravo at the conclusion of the Initial Period or any Additional Period (as defined therein), or in the event Rio Bravo fails to offer employee a renewal employment agreement and employee elects to terminate the agreement, then Rio Bravo is obligated to pay employee (i) for all accrued but unused vacation; and (ii) a severance payment equal to the sum of (x) employee's then current base salary for twelve (12) months, plus (y) the annual bonus paid to employee for the prior calendar year, which severance payment shall be paid to employee, less all appropriate deductions and withholdings, in equal, bi-monthly installments over the twelve (12) month period commencing with the date of termination (the "Severance Period"). During the Severance Period, Rio Bravo shall provide employee with comprehensive health, disability, and life insurance policies providing benefits at least equivalent to those employee received on the last day of the agreement’s term.

Jackson Payne (Chief Financial Officer/Director of Rio Bravo): See above employment agreement summary for Gordon Payne.

Coleman Payne (Chief Operating Officer/Director of Rio Bravo): See above employment agreement summary for Gordon Payne.

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As disclosed in Item 8.01 of this Amendment, on August 1, 2015, Novamex entered amendments to the employment agreements of Gordon Payne, Jackson Payne, and Coleman Payne, which are attached to this Amendment as Exhibits 10.5, 10.6, and 10.7, respectively. Under such amendments, each employee agreed to a reduced salary of $144 thousand for the year 2015. Each employee also received other compensation in the form of a capital distribution of approximately $2 thousand, which makes the estimated total compensation amount for each employee $146 thousand for the year 2015. The salaries of each employee will return to $180 thousand in year 2016. Novamex may choose to further amend or replace these employment agreements in the future given such individuals' new roles and responsibilities with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters, and Certain Control Persons

Novamex, Excellere Capital Group LLC, and the Rio Bravo Shareholders (Gordon Payne, Jackson Payne, and Coleman Payne), entered the "Novamex Energy Inc. Voting Agreement" on May 20, 2015, pursuant to the Merger Agreement. The Novamex Energy Inc. Voting Agreement is attached to the Original Current Report as Exhibit 10.2. Under such Voting Agreement, Excellere Capital Group LLC and the Rio Bravo Shareholders (each, a "Shareholder") each agree to vote, or cause to be voted, all shares owned by such Shareholders, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board: (a) one person designated by a majority in interest of the Rio Bravo Shareholders, which individual shall initially be Jackson Payne; (b) one person designated by Excellere Capital Group LLC, which individual shall initially be Stephen Bargo beneficially; and (c) one person who is mutually acceptable to the Rio Bravo Shareholders and Excellere Capital Group LLC, which individual shall initially be Jose Luis Robles. The remaining members of the Board shall be voted upon by all the shareholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Third Amended and Restated Articles of Incorporation.

Director Independence

For purposes of determining whether members of the Company's Board of Directors are "independent," the Company's Board utilizes the standards set forth in the NASDAQ Stock Market Marketplace Rules ("NSMMR"). At present, the Company's entire board serves as its Audit, Compensation, and Nominating Committees.

The Company's Board of Directors has not yet determined that any member of the Company’s Board of Directors is an “independent director,” as such term is defined under NSMMR Rule 5605.

It is anticipated that additional independent directors will be added to the Board of Directors in the future, although the Board has not established a timetable for such action.

LEGAL PROCEEDINGS

None.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Common Stock of Novamex is presently traded on the over-the-counter market on the OTCQB® under the symbol NGLE, which is maintained by FINRA. The following table sets forth the range of high and low bid quotations for the Company's Common Stock for each full quarterly period during the two most recent fiscal years, any subsequent interim quarterly period for which financial statements are included, and as of May 19, 2015. The quotations were obtained from information published by FINRA and reflect interdealer prices without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Quarter Ended	HIGH	LOW
May 20, 2015*	0.04	0.04
March 31, 2015	0.07	0.07
December 31, 2014	0.10	0.03
September 30, 2014	0.09	0.05
June 30, 2014	0.09	0.03
March 31, 2014	0.05	0.05
December 31, 2013	0.10	0.05
September 30, 2013	0.10	0.02
June 30, 2013	0.24	0.02
March 31, 2013	0.10	0.02

* Not a fiscal quarter end.

Holders

On May 19, 2015, there were approximately 2,800 holders of record of the Company's Common Stock.

Dividend Policy

Holders of the Company's Common Stock are entitled to receive such dividends as may be declared by the Company's board of directors. The Company has not declared or paid any dividends on the Company’s Common Stock in the fiscal years 2013 or 2014 or in the first fiscal quarter of 2015 and it does not plan on declaring any dividends in the near future. The Company currently intends to use all available funds to finance the operation and expansion of its business. Further, our retained earnings deficit limits our ability to pay dividends.

Securities Authorized for Issuance under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure describing the Merger set forth under Item 2.01 of this Amendment, which disclosure is incorporated herein by reference. The issuances of securities in the Merger were exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

We issued 15,000,000 shares of Common Stock to Excellere Capital Group LLC on August 9, 2013, in consideration of a $600,000 investment. The issuance of this Common stock was (i) made in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and (ii) conducted without general solicitation or general advertising. Excellere Capital Group LLC, was an accredited investor at the time of the issuance.

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DESCRIPTION OF REGISTRANT’S SECURITIES

The following describes the material terms of the capital stock of Novamex. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company’s Third Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which have been previously filed with the SEC and are incorporated herein by reference. All Novamex stockholders are urged to read our Third Amended and Restated Articles of Incorporation and Amended and Restated Bylaws carefully and in their entirety.

General

Our authorized capital stock consists of 1,000,000,000 shares of capital stock, consisting of (a) 700,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) 300,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Common Stock

As of May 20, 2015, upon completion of the Merger, there were 16,834,415 shares of Common Stock issued and outstanding. The holders of our Common Stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of our Common Stock are entitled to receive dividends, if declared by our Board of Directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of our Common Stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our Third Amended and Restated Articles of Incorporation do not provide our Common Stock with any redemption, conversion or preemptive rights. All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid, and non-assessable.

Preferred Stock

As of May 20, 2015, upon completion of the Merger, there were 10,500,000 shares of "Series A Preferred Stock" issued and outstanding. The Series A Preferred Stock has one vote per share. The Series A Preferred Stock has a liquidation preference over the Common Stock, which means that in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of shares of Common Stock by reason of their ownership thereof, an amount in cash equal to the aggregate "Liquidation Value" of all shares held by such holder, plus all declared and unpaid dividends on all such shares. "Liquidation Value" means, with respect to any share of the Series A Preferred Stock on any given date, $1.00 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series A Preferred Stock).

From and after the date of issuance of any share of the Series A Preferred Stock, the board of directors may declare and pay dividends in the amount of $.0425 per share per annum, payable on the last day of March, June, September, and December of each calendar year, provided that the Company’s fully-diluted earnings per share, as reflected on its audited financial statements for the preceding fiscal year of the Company, exceeds $1.00 per share. All such dividends on any share shall be non-cumulative and shall be paid in cash only when, as and if declared by the board out of funds legally available therefor or upon a liquidation of the Series A Preferred Stock. In addition to the dividends payable on the Series A Preferred Stock, if the Company declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by Novamex or any of its subsidiaries of shares of Common Stock for cash, securities or property, but excluding (i) any dividend or distribution payable on the Common Stock in shares of Common Stock and (ii) any repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase, the Company shall simultaneously declare and pay a dividend on the Series A Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis (see below) assuming all shares had been converted as of immediately prior to the record date of the applicable dividend.

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At any time and from time to time on or after the date of issuance, any holder of Series A Preferred Stock shall have the right by written election to the Company to convert all or any portion of the outstanding shares of Series A Preferred Stock (including any fraction of a share) held by such holder into an aggregate number of shares of Common Stock (including any fraction of a share) on the basis of one (1) share of Common Stock for each share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Common Stock).

Outstanding Options, Warrants and Convertible Securities

The Company’s Series A Preferred Stock is convertible into one (1) share of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Common Stock).

The Company has an issued and outstanding $100,000 convertible note, with $50,000 outstanding at May 20, 2014, that is convertible into Common Stock upon three (3) business days' notice by the holder. The note bears interest at 6% per annum. This note is presently in default and the default rate of interest is 18%.

The Company has an issued and outstanding $50,000 convertible note at May 20, 2014, that is convertible into Common Stock upon three (3) business days' notice by the holder. The note bears interest at 6% per annum This note is presently in default and the default rate of interest is 18%.

The Company does not have any outstanding options or warrants.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes ("NRS") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

a)	is not liable pursuant to Nevada Revised Statute 78.138; or
b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

a)	is not liable pursuant to Nevada Revised Statute 78.138; or
b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

a)	the creation of a trust fund;
b)	the establishment of a program of self-insurance;
c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and
d)	the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a)	by the shareholders;
b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the NRS, the Registrant has adopted the following provisions in its bylaws for its directors and officers:

10.1 Generally. To the fullest extent permitted under Nevada Law or the Articles of Incorporation, the Company shall indemnify any director, officer, or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (“Indemnitee”).

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10.2 Expenses. To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 10.3 upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article.

10.3 Determination by Board. Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in the corporation laws of the State of Nevada.

10.4 Not Exclusive of Other Rights. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any bylaw, agreement, vote of Stockholders or interested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.5 Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

The Company’s indemnity of any Indemnitee shall be reduced by any amounts such person may collect as indemnification: (i) under any policy of insurance purchased and maintained on his behalf by the Company or (ii) from such other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

10.6 Violation of Law. Nothing contained in this Article, or elsewhere in these Bylaws, shall operate to indemnify any Indemnitee if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Exchange Act, or any other applicable state or federal law.

10.7 Coverage. For the purposes of this Article, references to "the Company" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was an indemnitee of such a constituent corporation or is or was serving at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

Insurance

We do not at this time have directors and officers ("D&O") liability insurance. We may purchase D&O liability insurance for our directors and officers in the future.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1, 99.2 and 99.3 to this Amendment, which are incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

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SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 2.01 above, in connection with the Merger, on the Closing Date, we issued a total of 10,500,000 duly authorized, validly issued, and nonassessable shares of the Series A Preferred Stock of Novamex, in exchange for 100% of the issued and outstanding capital stock of Rio Bravo. Reference is made to the disclosures set forth under Item 2.01 of this Amendment, which disclosures are incorporated herein by reference.

The securities issued in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 and Item 5.02 of this Amendment, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Reference is made to the disclosure set forth under Item 2.01 of this Amendment, which disclosure is incorporated herein by reference.

(b) Resignation of Officers

Effective upon the Closing of the Merger on May 20, 2015, Stephen Bargo resigned as the President, Chief Executive Officer, and Chief Accounting Officer. His resignation from these positions was not the result of any disagreement with the Company on any matters relating to our operations, policies, and practices but was the result of the Merger described in Item 2.01 of this Amendment.

Stephen Bargo is the Chairman of the Company’s Board of Directors and, notwithstanding his resignation as the President, Chief Executive Officer, and Chief Accounting Officer, he shall remain as the Chairman of the Board of Directors.

(c) Appointment of Officers

Effective upon the Closing of the Merger on May 20, 2015, the following persons were appointed as executive officers of the Company, with the respective titles as set forth opposite his or her name below:

Name	Age	Principal Position with the Company
Jackson Payne	37	Director, President, Chief Executive Officer, Chief Financial Officer (interim), and Treasurer (interim)

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(d) Appointment of Directors

Effective upon the Closing of the Merger on May 20, 2015, the following persons were appointed to the Company’s Board of Directors:

Name	Age	Principal Position with the Company
Jackson Payne	37	Director, President, Chief Executive Officer, Chief Financial Officer (interim), and Treasurer (interim)
Jose Luis Robles	53	Director

(e) Material Contracts

Effective upon the Closing of the Merger on May 20, 2015, Novamex assumed the Employment Agreements of Jackson Payne, Gordon Payne, and Coleman Payne, which were in effect with Rio Bravo. For further discussion of such employment agreements, please see the discussion contained in Item 2.01 of this Amendment, which discussion is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Upon the Closing of the Merger on May 20, 2015, we ceased to be a "shell company" as defined in Rule 12b-2 of the Exchange Act. Reference is made to the disclosure set forth under Item 2.01 of this Amendment, which disclosure is incorporated herein by reference.

ITEM 5.08 SHAREHOLDER DIRECTOR NOMINATIONS

Reference is made to the disclosure set forth under Item 8.01 of this Amendment, which disclosure is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Annual Meeting

The Board of Directors of Novamex has established November 17, 2015 as the date of the Company's 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting"). Because Novamex did not have an annual meeting during the fiscal year 2014 (the "2014 Annual Meeting"), in accordance with Rule 14a−5(f) under the Exchange Act, the Company is informing our stockholders of the 2015 Annual Meeting date.

Stockholders of record at the close of business on October 30, 2015 will be entitled to vote at the 2015 Annual Meeting. The time and location of the 2015 Annual Meeting will be as set forth in the Company’s proxy statement for the 2015 Annual Meeting. Because Novamex did not have a 2014 Annual Meeting, a new deadline has been set for submission of proposals by stockholders intended to be included in the Company’s 2015 proxy statement and form of proxy.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the 2015 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must ensure that such proposal is received by the Company’s Secretary, Coleman Payne, at 1610 Woodstead Court, Suite 330, The Woodlands, Texas 77380, on or before the close of business on September 25, 2015, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2015 Annual Meeting. The September 25, 2015 deadline will also apply in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

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In addition, in accordance with the requirements contained in the Company’s bylaws, Stockholders who wish to bring business before the 2015 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s bylaws) is received by the Company’s Secretary, Coleman Payne, at the address specified above no later than the close of business on September 25, 2015. Any such proposal must meet the requirements set forth in the Company’s bylaws in order to be brought before the 2015 Annual Meeting.

Amendment to Employment Agreements

On August 1, 2015, the employment contracts of Gordon Payne, Jackson Payne, and Coleman Payne, which are attached to the Original Current Report as Exhibits 10.2, 10.3, and 10.4, respectively, were amended to provide, among other things, a reduced salary of $144 thousand along with no bonus eligibility for the year 2015. Each employee also received other compensation in the form of a capital distribution of approximately $2 thousand, which makes the estimated total compensation amount for each employee $146 thousand for the year 2015. In 2016, their salaries will return to $180 thousand and they will be eligible for bonuses pursuant to the terms of their employment contracts. Such amendments for Gordon Payne, Jackson Payne, and Coleman Payne are attached to this Amendment as Exhibits 10.5, 10.6, and 10.7, respectively.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of the Business Acquired. In accordance with Item 9.01(a), the following are filed as Exhibits to this Current Report on Form 8-K:
•	Audited combined financial statements of Rio Bravo Oilfield Services, Inc. as of and for the fiscal years ended December 31, 2014 and 2013 are filed as Exhibit 99.1.
•	Combined unaudited financial statements for the interim fiscal period ended March 31, 2015 are filed as Exhibit 99.2.
(b)	Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.
(c)	Shell Company Transactions. Reference is made to Items 9.01(a) and 9.01(b) above and the Exhibits referred to therein, which are incorporated herein by reference.
(d)	Exhibits. Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novamex Energy Inc.

Date: September 15, 2015	By: /s/ Jackson Payne
Jackson Payne
President, Chief Executive Officer,
Chief Financial Officer (interim),
and Treasurer (interim)

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EXHIBIT INDEX

Exhibit Number	Attached	Description
2.1		Agreement and Plan of Merger, dated as of May 20, 2015, by and among Novamex, Novamex Acquisition, Inc., Rio Bravo Oilfield Services, Inc., and Gordon Payne, Jackson Payne, and Coleman Payne (incorporated herein by reference to Exhibit 2.1 from the Current Report on Form 8-K filed on June 2, 2015).
10.1		Novamex Energy Inc. Voting Agreement, dated May 20, 2015, by and among Novamex Energy, Inc., Excellere Capital Group LLC, and Gordon Payne, Jackson Payne, and Coleman Payne (incorporated herein by reference to Exhibit 10.1 from the Current Report on Form 8-K filed on June 2, 2015).
10.2		Gordon Payne Employment Agreement, dated as of July 1, 2014, by and between Rio Bravo Oilfield Services, Inc. and Gordon Payne (incorporated herein by reference to Exhibit 10.2 from the Current Report on Form 8-K filed on June 2, 2015).
10.3		Jackson Payne Employment Agreement, dated as of July 1, 2014, by and between Rio Bravo Oilfield Services, Inc. and Jackson Payne (incorporated herein by reference to Exhibit 10.3 from the Current Report on Form 8-K filed on June 2, 2015).
10.4		Coleman Payne Employment Agreement, dated as of July 1, 2014, by and between Rio Bravo Oilfield Services, Inc. and Coleman Payne (incorporated herein by reference to Exhibit 10.4 from the Current Report on Form 8-K filed on June 2, 2015).
10.5	X	Amendment to Gordon Payne Employment Agreement, dated August 1, 2015, by and between Rio Bravo Oilfield Services, Inc., and Gordon Payne.
10.6	X	Amendment to Jackson Payne Employment Agreement, dated August 1, 2015, by and between Rio Bravo Oilfield Services, Inc., and Jackson Payne.
10.7	X	Amendment to Coleman Payne Employment Agreement, dated August 1, 2015, by and between Rio Bravo Oilfield Services, Inc., and Coleman Payne.
99.1	X	Audited Combined Financial Statements of Rio Bravo Oilfield Services, Inc. as of December 31, 2014 and 2013.
99.2	X	Combined unaudited Financial Statements of Rio Bravo Oilfield Services, Inc. for the Interim Period Ended March 31, 2015.
99.3	X	Pro Forma Unaudited Balance Sheets as of December 31, 2014 and March 31, 2015, and Unaudited Statements of Operations for the Year Ended December 31, 2014 and for the Interim Period Ended March 31, 2015.

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